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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 9, 2003
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                          LIONS GATE INVESTMENT LIMITED
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             (Exact name of registrant as specified in its charter)
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

              NEVADA                                  0-32523                               98-0222710
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    (State or other jurisdiction of               (Commission File Number)                 (IRS Employer
     incorporation or organization)                                                       Identification No.)

1200 MACARTHUR BLVD.
MAHWAH, NEW JERSEY                                                                               07430
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(Address of principal executive offices)                                                      (Zip Code)

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Registrant's telephone number, including area code:  (201) 760-6464
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                     P.O. BOX 86020, 2106-33RD AVENUE, S.W.
                            CALGARY, ALBERTA, T2T 120
          (Former name or former address, if changed since last report)




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ITEMS 1 AND 5.    CHANGES IN CONTROL OF REGISTRANT AND OTHER EVENTS AND
                  REGULATION FD DISCLOSURE.

     On December 9, 2003, Lions Gate Investment Limited, a Nevada corporation ("Lions Gate"), completed a so-called "reverse merger" transaction, in which it caused DOBI Acquisition Corp., a Delaware corporation and newly-created, wholly-owned subsidiary of Lions Gate ("DOBI Acquisition"), to be merged with and into DOBI Medical Systems, Inc., a Delaware corporation engaged in the business of developing and commercializing imaging technologies to improve the detection of cancer and other diseases ("DOBI Medical"), with DOBI Medical surviving as a wholly-owned subsidiary of Lions Gate, and DOBI Medical's former security holders acquiring a majority of the outstanding shares of common stock of Lions Gate. The reverse merger was consummated under Delaware law and pursuant to an Agreement of Merger and Plan of Reorganization, dated December 8, 2003 (the "Merger Agreement"). Concurrently with the closing of the reverse merger, Lions Gate completed a private placement of its shares of common stock and warrants to purchase common stock to new investors, and received at the closing of the first tranche of the private placement gross proceeds of $5,500,000.

     Pursuant to the Merger Agreement, at closing, Lions Gate issued 23,576,174 shares of its common stock to the former security holders of DOBI Medical, representing 62.8% of the outstanding Lions Gate common stock following the merger, in exchange for 100% of the outstanding capital stock of DOBI Medical and convertible promissory notes, subject to appraisal rights of former
DOBI Medical stockholders. Included in the shares of capital stock of DOBI Medical outstanding prior to the merger were (i) 16,590,920 shares of common stock of DOBI Medical, which were converted at the merger on a one-for-one basis into 16,590,920 shares of Lions Gate common stock, and (ii) 982,884 shares of DOBI Medical's Class A Convertible Preferred Stock, which were converted at the merger on a 2.25-for-1 basis into 2,211,491 shares of Lions Gate common stock. Convertible promissory notes of DOBI Medical outstanding prior to the merger included (i) $1,680,500 of outstanding indebtedness under DOBI Medical's Series 2 Convertible Notes, which represented all of the indebtedness outstanding under those notes, and which was converted, together with accrued but unpaid interest thereon, at the merger into 1,718,002 shares of Lions Gate common stock, and
(ii) $2,878,000 of outstanding indebtedness under DOBI Medical's Series 1 Convertible Notes, which represented all but $270,000 of the principal indebtedness outstanding under those notes, and which was converted, together with accrued but unpaid interest thereon, at the merger into 3,055,761 shares of Lions Gate common stock. The $270,000 of indebtedness left outstanding, plus accrued interest thereon, under the Series 1 Notes remains an outstanding debt obligation of DOBI Medical following the merger.

     Lions Gate assumed all of DOBI Medical's obligations under the DOBI Medical 2000 Stock Incentive Plan. At the time of the merger, DOBI Medical had outstanding stock options to purchase 1,472,251 shares of common stock, which outstanding options were amended by action of DOBI Medical's Board of Directors to become stock options to purchase shares of common stock of Lions Gate. In addition, all outstanding warrants issued by DOBI Medical prior to the merger to purchase shares of DOBI Medical common stock were either exchanged for, amended to become, or automatically converted into, three-year Lions Gate warrants to purchase common stock of Lions Gate on the same terms and conditions as those warrants issued by Lions Gate in the private placement completed concurrently with the merger. These Lions Gate warrants have an exercise price of $1.54 per share. At the closing of the merger, all outstanding DOBI Medical warrants were exercisable for 9,573,321 shares of DOBI Medical common stock, and were either exchanged for, amended to become or automatically converted into three-year warrants to purchase a like number of shares of Lions Gate common stock.

     In connection with the merger, Lions Gate completed a private placement of shares of its common stock to new investors at a price of $1.00 per share, with warrants to purchase shares of its common stock at an exercise price of $1.54 per share. The completed private placement will close in two tranches. The first tranche closed on the merger closing date, resulting in gross proceeds to Lions



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Gate of $5,500,000. The closing of the second tranche is conditioned on Lions
Gate meeting specified operating milestones no later than 18 months after the closing of the merger. Gross proceeds to Lions Gate from the second tranche are expected to be $3,000,000. After the closing of the merger and the first tranche of a private placement of common stock and warrants to purchase common stock of Lions Gate, Lions Gate had outstanding 37,537,712 shares of common stock, warrants to purchase 16,093,321 shares of Lions Gate common stock, and stock options to purchase 1,472,251 shares of Lions Gate common stock.

     Investors who participated in the first tranche were required to irrevocably commit to the second tranche, with 64.7% of their subscribed investment being funded at the closing of the first tranche and the remaining 35.3% being funded at the closing of the second tranche. The second tranche investment commitment is secured by the shares issued in the first tranche. After the closing of the second tranche of the private placement, unless additional securities are issued in other transactions or the anti-dilution provisions described below are triggered, Lions Gate is expected to have the following equity securities outstanding: 40,537,712 shares of common stock, warrants to purchase 19,093,321 shares of common stock, and stock options to purchase 1,472,251 shares of common stock, resulting in an aggregate of 61,103,284 shares of Lions Gate common stock outstanding on a fully-diluted basis. The 23,576,174 shares of common stock of Lions Gate that were issued to the former security holders of DOBI Medical at the closing of the merger and 9,573,321 shares of common stock of Lions Gate that are reserved for issuance upon the exercise of the three-year Lions Gate warrants received in exchange for the outstanding DOBI Medical warrants will represent, in total, 54.3% of the total number of outstanding shares of common stock of Lions Gate, assuming the exercise of all outstanding Lions Gate warrants following the closing of the second tranche of the private placement.

     The shares of Lions Gate common stock issued to former holders of DOBI common stock and other securities in connection with the merger, and the shares of Lions Gate common stock, warrants and common stock underlying those warrants issued in the private placement were not registered under the Securities Act of 1933, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Certificates representing these shares contain a legend stating the same.

     In connection with the reverse merger transaction, Lions Gate granted to
(i) investors in the private placement, (ii) security holders of DOBI Medical converting debt and preferred equity securities into common stock in the merger, and (iii) Lake Worth Ventures, Inc., a significant stockholder of Lions Gate, with respect to 370,838 shares of Lions Gate common stock exchanged in the merger for a like number of shares of DOBI Medical common stock purchased in December 2002, "weighted average" anti-dilution protection with respect to the common stock acquired by these stockholders in the private placement and merger. The anti-dilution provisions are triggered by a subsequent stock offering by Lions Gate at a lower price per share than a protected price level ($1.00 per share) and take into account both the lower price and the number of shares issued at the lower price. The anti-dilution protection for the common stock issued in the private placement will expire upon the earlier of 18 months after the closing of the merger or the completion of an additional $5,000,000 equity financing by Lions Gate.

     Pursuant to the Merger Agreement, at the closing of the merger, the membership of the board of directors of Lions Gate was increased from two to four directors, and Phillip C. Thomas and David H. Clarke were appointed to serve until the next annual meeting of stockholders in the vacancies created by the increase. Upon compliance with Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 under that act, pursuant to the Merger Agreement, the number of members comprising the board of directors will be increased to six members, and Brad Baker, William Li, M.D., Robert M. Machinist and Webb W. Turner will be appointed to serve as directors of Lions Gate until the next annual meeting of stockholders. In connection with the appointment of these four directors, N. Desmond Smith


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and Keith A. Ebert, the sole members of the board of directors of Lions Gate prior to the merger, will resign as directors of Lions Gate. In addition, at the closing of the merger, the board of directors appointed Mr. Thomas as Chief Executive Officer and Michael R. Jorgensen as Chief Financial Officer of Lions Gate.

     The merger is being accounted for as a reverse merger, since the stockholders of DOBI own a majority of the outstanding shares of common stock of Lions Gate immediately following the merger. Lions Gate intends to carry on DOBI Medical's business as a wholly-owned subsidiary. Lions Gate has relocated its executive offices to those of DOBI at 1200 MacArthur Boulevard, Mahwah, New Jersey 07430 and its telephone number is (201) 760-6464.

     Lions Gate is filing this Current Report on Form 8-K for the purpose of providing summary information regarding the merger and the private placement. Lions Gate expects to file a more complete Form 8-K setting forth the information required by Items 1, 2, 4, 5, 7 and 8 of such Form as soon as possible. In addition, Lions Gate issued two press releases announcing the merger and the private placement. Copies of these press releases are filed as exhibits to this Report.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits.

         Exhibit No.                Description

         99.1 Press Release issued by Lions Gate Investment Limited on December 9, 2003.

         99.2 Press Release issued by Lions Gate Investment Limited on December 9, 2003.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  December 10, 2003                   LIONS GATE INVESTMENT LIMITED


                                           By:/s/ Phillip C. Thomas
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                                                  Phillip C. Thomas
                                                  Chief Executive Officer

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                                  EXHIBIT INDEX


          Exhibit No.       Description
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         99.1              Press Release issued by Lions Gate Investment Limited
                           on December 9, 2003.

         99.2 Press Release issued by Lions Gate Investment Limited on December 9, 2003.